Exhibit 99.1

Vinco Ventures, Inc. Delays Cryptyde Spin-off Distribution Date

Fairport, NY, May 25, 2022 (GLOBE NEWSWIRE) — Vinco Ventures, Inc. (NASDAQ:BBIG), a digital media and content technologies holding company (“Vinco Ventures,” “Vinco,” or the “Company”), today announced that, due to contractual and regulatory conditions, the Company’s Board of Directors has decided to delay the distribution date for the previously announced spin-off of Cryptyde, Inc. (“Cryptyde”).

On May 5, 2022, the Company announced that each Vinco stockholder of record as of the close of business on May 18, 2022 would receive one share of Cryptyde common stock for every ten shares of Vinco common stock held and that such share dividend was expected to be distributed on or about May 27, 2022. The Company currently expects the distribution date for the Cryptyde spin-off to occur on or about the end of the second quarter of 2022, subject to certain contractual and regulatory conditions being met or waived.

For clarification regarding the record date and distribution date as it relates to the Cryptyde dividend, each Vinco stockholder of record on the record date will receive one share of Cryptyde common stock for every 10 shares of Vinco common stock held through the distribution date. However, if a stockholder sells shares of Vinco common stock after the record date they will not receive the Cryptyde dividend. Only holders of shares of Vinco common stock on the distribution date that were outstanding on the record date will be entitled to receive the Cryptyde dividend. Following the separation, Vinco stockholders will also receive cash in lieu of any fractional shares of Cryptyde common stock that those holders would have received after application of the 10:1 distribution ratio. No action is required by Vinco stockholders to receive the shares of Cryptyde common stock in the dividend distribution.

Cryptyde’s Registration Statement on Form 10 (the “Form 10”) was declared effective by the Securities and Exchange Commission (the “SEC”) on May 16, 2022. The Form 10 contains information regarding the spin-off of Cryptyde as a publicly traded company and conditions to complete the separation. As discussed in the Preliminary Information Statement filed as Exhibit 99.1 to the Form 10, Cryptyde is required to file a Registration Statement on Form S-1 (the “S-1 Registration Statement”) to register for resale certain shares of common stock held by investors in Cryptyde or issuable upon the conversion or exercise of securities held by investors in Cryptyde. The Form S-1 Registration Statement was filed by Cryptyde on May 9, 2022, and must be declared effective by the SEC on or before the distribution date of the spin-off.

After the separation, Cryptyde common stock is expected to trade on the Nasdaq Capital Market under the stock ticker symbol “TYDE” and Vinco will continue to trade on the Nasdaq Capital Market under the stock ticker symbol “BBIG.”

About Vinco Ventures

Vinco Ventures, Inc. (BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. For more information visit Investors.vincoventures.com.

About Cryptyde

Cryptyde, Inc. (anticipated: TYDE), is focused on leveraging blockchain technologies to disrupt consumer facing industries.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger, uncertainties as to the completion and timing of the spin-off of Cryptyde, the failure to satisfy any conditions to complete the spin-off as specified in the Form 10, the expected tax treatment of the spin-off and the impact of the spin-off on the businesses of Vinco Ventures and Cryptyde, the expected benefits for Vinco Ventures, its shareholders and Cryptyde from the recent injection of businesses and assets into Cryptyde and the spin-off, the regulatory risks with the NFT and blockchain business lines and such other risks and uncertainties described more fully in documents filed by Vinco Ventures and Cryptyde with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022 and Cryptyde’s Amendment No. 4 to Form 10 filed on May 13, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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Investor Relations

Monica Gould

T: 212-871-3927-

Gregory McNiff

T: 415-217-4963

investors@vincoventures.com